Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-202496, 333-194054, 333-185025, 333-172379, and 333-166245) of Calix, Inc. of our reports dated February 25, 2016, with respect to the consolidated financial statements and schedule of Calix, Inc., and the effectiveness of internal control over financial reporting of Calix, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP
San Francisco, California
February 25, 2016